EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 28, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of Cousins Properties Incorporated (which report on the consolidated financial statements expresses an unqualified opinion and contains explanatory paragraphs related to the January 1, 2006 adoption of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, and the December 31, 2006 adoption of SEC Staff Accounting Bulletin 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”) and our report dated February 28, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Cousins Properties Incorporated for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Atlanta, Georgia
June 11, 2007